Exhibit 24.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8 of One Voice Technologies, Inc. of our Independent Auditors' Report dated February 27, 2001 (except for Note 15, which is as of March 5, 2001) appearing in the Company's Annual Report on Form 10-KSB for the years ended December 31, 2000 and 1999, to be filed on or around January 31, 2002.

/s/ Stonefield Josephson, Inc.
CERTIFIED PUBLIC ACCOUNTANTS
Santa Monica, California
January 30, 2002